UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  February 3, 2016

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On February 3, 2016, the Organization and Compensation Committee of the Board of Directors (the “Board”) of Fluor Corporation (the “Corporation”) made several modifications to the Corporation’s compensation programs.  A summary of the changes is as follows:

Long-Term Incentive Awards.  The Corporation’s current long-term incentive (“LTI”) program consists of three components: Value Driver Incentive (“VDI”) awards, restricted stock units (“RSUs”) and non-qualified stock options.  In 2015, the Chief Executive Officer and his direct reports (“Senior Officers”) received approximately one-third of their LTI grant in each of the types of award.  Effective for 2016 LTI grants, Senior Officers will receive 50% of their LTI in VDI awards.  The other 50% will generally be granted in RSUs, but Senior Officers will be able to elect to receive all or a portion of this half of LTI in options, with the exception of the Chief Executive Officer, whose grant form and amount will be solely determined by the Organization and Compensation Committee.

VDI Goals.  For VDI awards granted in 2015 to the Senior Officers (which awards remain unchanged), the number of earned awards will be determined at the end of a three-year performance period and will be based on two equally weighted measures: (i) three-year cumulative earnings per share (“EPS”) and (ii) three-year average annual return on operating assets employed (“ROAE”).  For VDI awards granted in 2016 to the Senior Officers, the number of earned awards will continue to be determined at the end of a three-year performance period based on two equally weighted measures:  EPS and ROAE.  However, payouts for the 2016-2018 VDI performance period are based upon the three-year average of performance ratings for each measure during each year of the period.

Post-Vesting Holding Periods.  RSU and VDI grants made in 2016 to Senior Officers will be subject to a three-year post-vesting holding period.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2016, the Board adopted amendments to the Corporation’s Amended and Restated Bylaws (the “Bylaws”), which became effective immediately, to implement proxy access.  Section 2.10 of the Bylaws permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Corporation’s outstanding shares of common stock continuously for at least three years to nominate and include in the Corporation’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the number of directors in office, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.  The Bylaws were also amended to make certain clarifications and refinements to the advance notice bylaw for nominations contained in Section 2.04 and other clarifying and conforming changes.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Fluor Corporation, effective February 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 9, 2016	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Chief Legal Officer and Secretary

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Fluor Corporation, effective February 4, 2016.